EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement of Westfield Financial, Inc. on Form S-8 of our report dated January 28, 2002 appearing in the Annual Report on Form 10-K of Westfield Financial, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Stamford, Connecticut
August 27, 2002